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                                                                    EXHIBIT 10.4

               FIRST AMENDMENT TO 1992 EMPLOYEE STOCK OPTION PLAN
                                       OF
                              IDENTIX INCORPORATED


        This First Amendment to 1992 Employee Stock Option Plan (the " First Amendment") amends that certain 1992 Employee Stock Option Plan of Identix Incorporated, a Delaware corporation (the "Plan"), pursuant to the Unanimous Written Consent of the Board of Directors dated June 18, 2001.

        1. Capitalized terms not otherwise defined in this First Amendment will have the meanings given them in the Plan.

        2. The term "Company" shall be deemed to refer to Identix Incorporated, a Delaware corporation.

        3. Section 6.1.4 of the Plan hereby is amended to read in its entirety as follows:

                "Option Grants. Except in the case of advance approvals described in Section 5, the date of grant of an option under this Plan shall be the date as of which the Committee approves the grant. No option shall be exercisable, however, until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee. Unless approved by the holders of a majority of the Company's shares present and entitled to vote at a duly convened meeting of the Company's shareholders, the Company shall not grant any stock options with an exercise price that is less than 100% of the fair market value (determined as described in Section 6.1.11) of the underlying Common Stock on the date of grant or reduce the exercise price of any stock option granted under the Plan."

        4. Section 6.2.1 of the Plan hereby is amended to read in its entirety as follows:

                "Subject to Section 6.1.4, except as set forth in Section 6.1.13, the exercise price of a NQO shall not be less than 85 percent of the fair market value (determined in accordance with Section 6.1.11) of the stock subject to the option on the date of grant."

        5. Except to the extent expressly provided in this First Amendment, the terms and conditions of the Plan shall remain in full force and effect.